Exhibit 10.1

FOURTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This Fourth Amendment, made as of March 1, 2014, by and between Minerals Technologies Inc., a Delaware corporation (the "Employer") and Joseph C. Muscari (the "Executive").

WHEREAS, the Employer and the Executive previously entered into an employment agreement, dated November 27, 2006, which was subsequently amended by the First Amendment thereto, dated as of December 18, 2008, and the Second Amendment thereto, dated as of July 21, 2010 and the Third Amendment thereto, dated as of February 21, 2013 (as amended thereby, the "Employment Agreement"); and

WHEREAS, the Employer and the Executive now wish to amend the Employment Agreement to extend its expiration date and make certain other revisions in connection therewith.

NOW, THEREFORE, the Employer and the Executive hereby amend the Employment Agreement, effective March 1, 2014, as follows:

1.            The second sentence of Section 1(a) is hereby amended to read as follows:

For purposes of this Agreement, "Term" shall mean a period of eight (8) years beginning on the Commencement Date and ending on the day before the eighth anniversary thereof, but not earlier than March 1, 2015.

2.            Section 3 is hereby amended to add the following paragraph at the end thereof:

In addition, for a period of ten years following Executive's retirement, Employer shall, at its expense, make available to Executive office space at Employer's corporate offices, staff support of one administrative assistant, and such other secretarial and administrative assistance as reasonably requested by Executive.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment effective as of the date shown above.

MINERALS TECHNOLOGIES INC.

By:  /s/  Thomas J. Meek                                                                                                3/10/14
      Thomas J. Meek                                                                                                             Date
      Senior Vice-President, General Counsel,
      Human Resources, Secretary and Chief
      Compliance Officer

Agreed to by:

/s/ Joseph C. Muscari                                                                                                              3/10/14
Joseph C. Muscari                                                                                                        Date